UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

ORO EAST MINING, INC.
(Name of Registrant as Specified In Its Charter)

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ORO EAST MINING, INC.

7817 Oakport Street, Suite 205
Oakland, California 94621

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on June 2, 2014 to the holders of record as of the close of business on June 2, 2014 of the common stock of Oro East Mining, Inc., a Nevada corporation (“Oro East Mining”).

The Board of Directors of Oro East Mining and 1 stockholder holding an aggregate of 23,578,300 shares of common stock issued and outstanding as of May 23, 2014, have approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to the following actions:

(1)	An amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 2,000,000,000; and

(2)	The approval of a 20-for-1 forward stock split of the issued and outstanding shares of our common Stock.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Delaware General Corporation Law (“GCL”) and Oro East Mining’s Certificate of Incorporation and Bylaws to approve the actions.  Accordingly, the actions will not be submitted to the other stockholders of Oro East Mining for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDER

GENERAL

Oro East Mining will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Oro East Mining will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Oro East Mining’s common stock.

Oro East Mining will only deliver one Information Statement to multiple security holders sharing an address unless Oro East Mining has received contrary instructions from one or more of the security holders. Upon written or oral request, Oro East Mining will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Oro East Mining, 7817 Oakport Street, Suite 205, Oakland, California 94621, Attn: Tian Qing Chen, Chief Executive Officer.  Mr. Chen may also be reached by telephone at (510) 638-5000.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to Oro East Mining’s Bylaws and the GCL, a vote by the holders of at least a majority of Oro East Mining’s outstanding capital stock is required to effect the action described herein.  Oro East Mining’s Certificate of Incorporation, as amended, does not authorize cumulative voting.  As of the record date, Oro East Mining had 27,180,290 shares of common stock issued and outstanding.  The voting power representing not less than 13,590,146 shares of common stock is required to pass any stockholder resolutions.  The consenting stockholder is the record and beneficial owner of 23,578,300 shares of common stock, which represents approximately 86.7% of the issued and outstanding shares of Oro East Mining’s common stock.  Pursuant to Section 228 of the GCL, the consenting stockholder voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated May 23, 2014.   No consideration was paid for the consent.  The consenting stockholder’s name, affiliation with Oro East Mining, and his beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
Mutual Gain Hong Kong Group Ltd. (1)	Greater than 10% holder of common stock	23,578,300 shares of common stock	86.7% (common stock)

(1)	Tian Qing Chen, our Chief Executive Officer, Secretary and Director, controls Mutual Gain Hong Kong Group Ltd.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 23, 2014, certain information regarding the ownership of Oro East Mining’s capital stock by each director and executive officer of Oro East Mining, each person who is known to Oro East Mining to be a beneficial owner of more than 5% of any class of Oro East Mining’s voting stock, and by all officers and directors of Oro East Mining as a group.  Unless otherwise indicated below, to Oro East Mining’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of May 23, 2014 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 27,180,290 shares of common stock issued and outstanding on a fully diluted basis, as of May 23, 2014.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (2)
Tian Qing Chen (3)(6)(8) Chief Executive Officer, Secretary, Director and greater than 10% holder of common stock	23,578,200 (common stock)	86.7%
Linda Chen (4)(6) Director	900 (common stock)	*
Rex Yex (5) Chief Financial Officer	6,000 (7)	*
All officer and directors as a group (3 persons)	23,579,100 (common stock)	86.7%

*Less than 1%.
(1)   Unless otherwise noted, the address of each person listed is c/o Oro East Mining, 7817 Oakport Street, Suite 205, Oakland, California 94621.
(2)   This table is based on 27,180,290 shares of common stock issued and outstanding on May 23, 2014.
(3)   Appointed Chief Executive Officer, Secretary and Director on June 24, 2010.
(4)   Appointed Director on June 24, 2010.
(5)   Appointed Chief Financial Officer on May 1, 2013.
(6)   Tian Qing Chen and Linda Chen are brother and sister.  Each person disclaims beneficial ownership in the other’s shares.
(7)   Such 6,000 shares are presently in the form of a right to acquire, which the Company has called a “Restricted Stock Unit,” which vested on April 30, 2014 and is convertible at any time into shares of common stock without further payment of any consideration to the Company.
(8)   Shares held indirectly through Mutual Gain Hong Kong Group Ltd.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Chief Executive Officer and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended December 31, 2013 and 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Tian Qing Chen (1)	2013	79,167	0	0		0	0	0	0	79,167
	2012	0	0	0		0	0	0	0	0
Rex Yuen (2)	2013	70,833	0	180,000	(3)	0	0	0	0	250,833
	2012	0	0	0		0	0	0	0	0

(1)   Appointed Chief Executive Officer, Secretary and Director on June 24, 2010.
(2)   Appointed Chief Financial Officer on May 1, 2013.
(3)   60,000 Restricted Stock Units (“RSU”) were granted on May 1, 2013 pursuant to a 5-year vesting schedule based on the year of employment. The grant date fair value of $180,000 was computed based on $3 per share, which is the closest issuance price of the Company’s common stock to the grant date when there were no trading activities on the OTCBB. No RSUs were vested as of December 31, 2013. See Note 3 to the consolidated financial statements.

Stock Option Grants

The following table summarizes the outstanding equity awards of our named executive officers’ at the fiscal year ended December 31, 2013:

	Option awards					Stock awards
	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Tian Qing Chen	-	-	-	-	-	-	-	-		-
Rex Yuen	-	-	-	-	-	-	-	60,000	(1)	228,000	(1)

(1)  As of December 31, 2013, 60,000 RSUs granted in 2013 were all unvested, and the market value was computed based on $3.80 per share of the Company’s common stock last traded on the OTCBB in 2013 as there have been no other trading activities since then in 2013.

Director Compensation

The following table sets forth director compensation as of December 31, 2013:

Name	Fees Earned Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Tian Qing Chen	0	0	0	0	0	0	0
Linda Chen	0	0	0	0	0	0	0

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

EMPLOYMENT AGREEMENTS

Employment Agreements

We maintain written employment agreements with each of our named executive officers.  Their employments are at-will, and each named executive officer receives his base salary and a predetermined amount of RSUs pursuant to a 5-year vesting schedule based on the year of employment.  The annual base salary amounts were $95,000 for Tian Qing Chen and $85,000 for Rex Yuen in 2013.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2013 provided for or contributed to by our company.

Securities Authorized for Issuance under Equity Compensation Plans

We adopted our 2013 Stock Incentive Plan (the “Plan”) in May 2013.  The purpose of the Plan is to attract highly-qualified persons to serve as Employees, Directors and Consultants of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. The Plan provides for the grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards and Dividend Equivalents, or any combination of the foregoing, up to 5,000,000 shares of the Company’s common stock as is best suited to the circumstances of the particular Employee, Consultant or Director as determined by the Board of Directors in its sole discretion.

	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	-		-	-
Equity compensation plans not approved by security holders	76,700	(1)	-	4,959,000	(2)
Total	-		-	4,959,000

(1)  Represents unvested restricted stock units outstanding as of December 31, 2013 under the Plan.  See Note 3 to the consolidated financial statements.
(2)  As of December 31, 2013, 4,959,000 shares remaining available for future issuance under the Plan. 41,000 shares were issued for consulting services during 2013.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Oro East Mining which may result in a change in control of Oro East Mining

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholder:

I.	AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On May 23, 2014 the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 2,000,000,000.  Such amendment is referred to herein as the “Authorized Shares Amendment.”   Currently, Oro East Mining has 100,000,000 shares of common stock authorized, of which 27,180,290 shares are issued and outstanding.  As a result of the Authorized Shares Amendment, Oro East Mining will have 2,000,000,000 shares of shares of common stock authorized for issuance, of which 1,456,394,200 will be available for issuance, after also giving effect to a twenty-for-one (20:1) forward stock split, referenced below.   The Board of Directors will be able to authorize the issuance of the additional 1,456,394,200 shares of common stock without seeking further action or vote of our stockholders.

The issuance by us of common stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued.

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of Oro East Mining by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Oro East Mining  Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Oro East Mining by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of Oro East Mining by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.  Moreover, the issuance of such additional shares of common stock to persons interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of common stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the increase in the number of shares of common stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Oro East Mining to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

The Board of Directors believes that it is advisable and in the best interests of Oro East Mining to have available additional authorized but unissued shares of common stock in an amount adequate to provide for Oro East Mining’s future needs.  The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

Oro East Mining has (i) no present plans or commitments for the issuance or use of the proposed additional shares of common stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger, share exchange or acquisition.

ANTI-TAKEOVER EFFECTS

The Authorized Shares Amendment will provide us with shares of common stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Oro East Mining with another company.  The Authorized Shares Amendment is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our common stock or gain control of Oro East Mining The purpose of the Authorized Shares Amendment is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.

Other than the Authorized Shares Amendment, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Oro East Mining  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the Authorized Shares Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of Oro East Mining in effect on the date of this Information Statement.  However, Oro East Mining stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Oro East Mining or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  Oro East Mining is not aware of any proposed attempt to take over Oro East Mining or of any attempt to acquire a large block of Oro East Mining’s stock.  Oro East Mining has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Oro East Mining.  We anticipate the effective date to be on or about June 22, 2014.

II.	AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A FORWARD STOCK SPLIT AT A RATIO OF TWENTY-FOR-ONE

On May 23, 2014 the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Certificate of Incorporation to effect a forward split of all issued and outstanding shares of common stock, at a ratio of twenty-for-one (20:1) (the “Forward Stock Split”).

A table illustrating the Forward Stock Split and the amendment to increase the number of shares of common stock in Oro East Mining’s Certificate of Incorporation (discussed below) is as follows:

	Number of shares of common stock issued and outstanding	Number of shares of common stock authorized in Certificate of Incorporation	Number of shares of common stock authorized and reserved for issuance	Number of shares of common stock authorized but unreserved for issuance
Before Forward Stock Split and amendment to Certificate of Incorporation	27,180,290	100,000,000	-0-	72,819,710
After Forward Stock Split and amendment to Certificate of Incorporation	543,605,800	2,000,000,000	-0-	1,456,394,200

The issuance by us of common stock as a Result of the Forward Stock Split and the Authorized Shares Amendment, referenced above, could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Stock Split if the Board of Directors, in its sole discretion, determines that the Forward Stock Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Forward Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

Though the Forward Stock Split will not change the number of authorized shares of common stock, the Board of Directors and the consenting stockholder have also approved a resolution to effect an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 2,000,000,000, as discussed in more detail below.  Except for any changes as a result of the treatment of fractional shares, each stockholder of Oro East Mining will hold the same percentage of common stock outstanding immediately following the Forward Stock Split as such stockholder held immediately prior to the split.

Oro East Mining has (i) no present plans or commitments for the issuance or use of its common stock as a result of the Forward Stock Split in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of its common stock as a result of the Forward Stock Split in connection with a merger, share exchange or acquisition.

Purpose

The Board of Directors believed that it was in the best interests of Oro East Mining to implement the Forward Stock Split on the basis that the low number of issued and outstanding shares of common stock of Oro East Mining would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our common stock will reduce the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of common stock issued and outstanding.

Certain Risks Associated With the Forward Stock Split

There can be no assurance that the total projected market capitalization of Oro East Mining’s common stock after the proposed Forward Stock Split will be equal to or greater than the total projected market capitalization before the proposed Forward Stock Split or that the per share price of Oro East Mining’s common stock following the Forward Stock Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of Oro East Mining common stock (the “New Shares”) after the Forward Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of Oro East Mining common stock (the “Old Shares”) outstanding before the Forward Stock Split.

Accordingly, the total market capitalization of Oro East Mining’s common stock after the proposed Forward Stock Split may be lower than the total market capitalization before the proposed Forward Stock Split and, in the future, the market price of Oro East Mining’s common stock following the Forward Stock Split may not exceed or remain higher than the market price prior to the proposed Forward Stock Split.  In many cases, the total market capitalization of a company following a Forward Stock Split is lower than the total market capitalization before the Forward Stock Split.

There can be no assurance that the Forward Stock Split will result in a per share price that will attract investors.

A decline in the market price for Oro East Mining’s common stock after the Forward Stock Split may result in a greater percentage decline than would occur in the absence of a Forward Stock Split, and the liquidity of Oro East Mining’s common stock could be adversely affected following a Forward Stock Split.

The market price of Oro East Mining’s common stock will also be based on Oro East Mining’s performance and other factors, some of which are unrelated to the number of shares outstanding.  If the forward stock split is effected and the market price of Oro East Mining’s common stock declines, the percentage decline as an absolute number and as a percentage of Oro East Mining’s overall market capitalization may be greater than would occur in the absence of a forward stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a forward stock split are lower than they were before the Forward Stock Split. Furthermore, the liquidity of Oro East Mining’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the Forward Stock Split.

Oro East Mining’s common stock trades as a “penny stock” classification which limits the liquidity for Oro East Mining’s common stock.

Oro East Mining’s stock is subject to “penny stock” rules as defined in Exchange Act Rule 3a51-1.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Oro East Mining’s common stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

As a result, all brokers or dealers involved in a transaction in which Oro East Mining’s shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Oro East Mining’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  Oro East Mining also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to Oro East Mining’s common stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for Oro East Mining’s common stock.

Principal Effects of the Forward Stock Split

In addition to those risk factors noted above, the Forward Stock Split will have the following effects:

General Corporate Change – (i) one (1) Old Share owned by a stockholder would be exchanged for twenty (20) New Shares, and (ii) the number of shares of Oro East Mining’s common stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

As approved and effected, the Forward Stock Split will be effected simultaneously for all of Oro East Mining’s common stock.  While the intent is for the proposed forward split to affect all of Oro East Mining’s stockholders uniformly, the process of rounding up when any of Oro East Mining’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in Oro East Mining.

The Forward Stock Split does not materially affect the proportionate equity interest in Oro East Mining of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the forward split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in Oro East Mining

Authorized Shares - The forward split will not change the number of authorized shares of common stock of Oro East Mining, as states in Oro East Mining’s Certificate of Incorporation, as amended.

Accounting Matters - The Forward Stock Split will not affect the par value of Oro East Mining’s common stock.  As a result, as of the effective time of the Forward Stock Split, the stated capital on Oro East Mining’s balance sheet attributable to Oro East Mining’s common stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of Oro East Mining’s common stock will be restated because there will be a greater number shares of Oro East Mining’s common stock outstanding.

Procedure for Effecting the Forward Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Forward Stock Split, each outstanding share of Oro East Mining will automatically be converted on the effective date at the applicable Forward Stock Split ratio. It will not be necessary for stockholders of Oro East Mining to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-forward stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Forward Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Forward Stock Split.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of certain material federal income tax consequences of the Forward Stock Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax  rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Forward Stock Split.  The aggregate tax basis of the New Shares received in the Forward Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Forward Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY ORO EAST MINING IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY ORO EAST MINING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Oro East Mining’s view regarding the tax consequences of the Forward Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Stock Split.

ANTI-TAKEOVER EFFECTS

The Forward Stock Split will provide us with shares of common stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Oro East Mining with another company. The additional shares of the common stock as a result of the Forward Stock Split is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our common stock or gain control of Oro East Mining.
Other than Authorized Shares Amendment, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Oro East Mining  While it is possible that Forward Stock Split could be an action to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the Forward Stock Split as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Forward Stock Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Oro East Mining.  We anticipate the effective date to be on or about June 22, 2014.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates.  The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

Oro East Mining’s Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the SEC on April 9, 2014; Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the SEC on May 14, 2014, Current report of Form 8-K filed with the SEC on April 24, 2014, and Current report on Form 8-K filed with the SEC on May 8,2014 have been incorporated herein by this reference.

Oro East Mining will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Oro East Mining pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Oro East Mining should be addressed to Tian Qing Chen, Chief Executive Officer, at Oro East Mining’s principal executive offices, at:   Oro East Mining, 7817 Oakport Street, Suite 205, Oakland, California 94621.  Mr. Chen may also be reached by telephone at (510) 638-5000.